                                                                    EXHIBIT 11.1
                                                                        (1 OF 2)

                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            YEAR ENDED SEPTEMBER 30,
                                                            ----------------------------------------------------------
                                                                        2004                          2003
                                                            ---------------------------   ----------------------------
                                                               BASIC          DILUTED         BASIC         DILUTED
                                                            ------------   ------------   ------------    ------------
  I.  Shares Outstanding, Net of Treasury                      6,592,884      6,592,884      6,592,884       6,592,884
        Stock purchased and options exercised
         during the period ..............................         82,654         82,654
                                                            ------------   ------------   ------------    ------------
        Stock, net ......................................      6,675,538      6,675,538      6,592,884       6,592,884
        Purchase of treasury stock (weighted) ...........
                                                            ------------   ------------   ------------    ------------
                                                               6,675,538      6,675,538      6,952,884       6,952,884
 II.  Weighted Equivalent Shares:
        Assumed options and warrants exercised ..........                       257,744
                                                            ------------   ------------   ------------    ------------
III.  Weighted Average Shares and Equivalent Shares .....      6,675,538      6,933,282      6,592,884       6,592,884
                                                            ============   ============   ============    ============
 IV.  Net Income (Loss) .................................   $     13,620   $     13,620   $     (2,001)   $     (2,001)
                                                            ============   ============   ============    ============
  V.  Net Income (Loss) Per Share .......................   $       2.04   $       1.96   $       (.30)   $       (.30)
                                                            ============   ============   ============    ============

                                                                    EXHIBIT 11.1
                                                                        (2 OF 2)

                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            YEAR ENDED SEPTEMBER 30,
                                                            ----------------------------------------------------------
                                                                        2004                          2003
                                                            ---------------------------   ----------------------------
                                                               BASIC          DILUTED        BASIC          DILUTED
                                                            ------------   ------------   ------------    ------------
  I.  Shares Outstanding, Net of Treasury                      6,720,384      6,720,384      6,592,884       6,592,884
        Stock purchased and options exercised
         during the period ..............................         22,800         22,800
                                                            ------------   ------------   ------------    ------------
        Stock, net ......................................      6,743,184      6,743,184      6,592,884       6,592,884
        Purchase of treasury stock (weighted) ...........
                                                            ------------   ------------   ------------    ------------
                                                               6,743,184      6,743,184      6,592,884       6,592,884
 II.  Weighted Equivalent Shares:
        Assumed options and warrants exercised ..........                       296,064
                                                            ------------   ------------   ------------    ------------
III.  Weighted Average Shares and Equivalent Shares .....      6,743,184      7,039,248      6,592,884       6,592,884
                                                            ============   ============   ============    ============
 IV.  Net Income (Loss) .................................   $        (13)  $        (13)  $     (2,001)   $     (2,001)
                                                            ============   ============   ============    ============
  V.  Net Income (Loss) Per Share .......................   $       (.00)  $       (.00)  $       (.30)   $       (.30)
                                                            ============   ============   ============    ============